UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 17, 2007

PILGRIM'S PRIDE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

                      Delaware                                                      1-9273                                                      75-1285071
                         (State or Other Jurisdiction                               (Commission                                               (IRS Employer
                               of Incorporation)                                            File Number)                                           Identification No.)

            4845 US Hwy. 271 N.
                 Pittsburg, Texas                                                                                                       75686-0093
            (Address of Principal Executive Offices)                                                                                   (ZIP Code)

Registrant's telephone number, including area code:  (903) 434-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

           On December 17, 2007, Pilgrim's Pride Corporation (the "Company") announced that O.B. Goolsby Jr., President, Chief Executive Officer and a Director of the Company passed away after suffering a massive stroke.

On December 17, 2007, the Board elected Lonnie Ken Pilgrim, Chairman of the Board, to serve as interim President of the Company until the Board elects a new President and Chief Executive Officer.  Information regarding Mr. Pilgrim's employment history, compensatory arrangements and other matters has been disclosed by the Company in its Definitive Proxy Statement filed with the Securities and Exchange Commission on December 4, 2007. Mr. Pilgrim's compensation has not changed as a result of his interim appointment.

The Board has formed a Search Committee of the Board of Directors to assist in its search for a new President and Chief Executive Officer. The members of the Search Committee are Lonnie Ken Pilgrim, Chairman, S. Key Coker, Keith W. Hughes, Blake D. Lovette and Vance C. Miller, Sr.  No timeline has been set for a decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    PILGRIM'S PRIDE CORPORATION

Date:   December 19, 2007

By:	/s/ Richard A. Cogdill
Richard A. Cogdill
Chief Financial Officer, Secretary and Treasurer